As filed with the Securities and Exchange Commission on December 16, 1997

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                   METTLER-TOLEDO INTERNATIONAL INC.
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            (Exact name of registrant as specified in its charter)


                 Delaware                              13-3668641
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 (State of incorporation or organization)  (I.R.S. Employer Identification No.)



               Im Langacher
             P.O. Box MT-100
     CH 8606 Greifensee, Switzerland
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 (Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                       Name of each exchange on
        to be so registered                which each class is to be registered
        -------------------                ------------------------------------
 Common Stock, $.01 par value per share           New York Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration  statement file number to which this form relates:
333-35597

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Securities to be registered pursuant to Section 12(g) of the Act:

                                 None
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                           (Title of class)


Item 1.     Description of the Registrant's Securities to be Registered.
            -----------------------------------------------------------

            This Registration Statement relates to the common stock, par value $.01 per share (the "Common Stock"), of Mettler-Toledo International Inc. (the "Registrant") (successor to MT Investors Inc.("MT Investors")). Reference is made to the information set forth under the caption "Description of Capital Stock" in the Preliminary Prospectus constituting a part of the Registration Statement on Form S-1 filed by MT Investors with the Securities and Exchange Commission (the "Commission") on September 15, 1997 (Registration No. 333-35597), as amended by Amendment No. 1 to the Registration Statement on Form S-1 dated October 6, 1997, Amendment No. 2 to the Registration Statement on Form S-1 dated October 21, 1997 and Amendment No. 3 to the Registration Statement on Form S-1 dated November 10, 1997, which information is incorporated herein by reference.

Item 2.     Exhibits.
            --------

            The securities described herein are to be registered on the New York Stock Exchange, Inc., on which no other securities of the Registrant are registered. In accordance with the Instructions as to exhibits on Form 8-A, no exhibits are required to be filed with each copy of this registration statement filed with the Commission.


                               SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 8, 1997

                           MT INVESTORS INC.


                           By:   /s/William P. Donnelly
                               -----------------------------------------------
                               Name:  William P. Donnelly
                               Title: Vice President, Chief Financial Officer,
                                      Treasurer and Assistant Secretary